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                                    AGREEMENT

         This Agreement is made by and between PVF Capital Corp. ("PVF") and Park View Federal Savings Bank (the "Bank") (collectively, the "PVF Parties") and Richard M. Osborne and Richard M. Osborne Trust (collectively, the "Osborne Parties") on behalf of themselves and their respective affiliates (the PVF Parties and the Osborne Parties together, collectively, the "Parties"). In consideration of the covenants, promises and undertakings set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

         1.     BOARD EXPANSION AND MEMBERSHIP

         (a) At the "Effective Date," as determined below, the board of directors of PVF (the "Board") will be expanded from eight to ten members, and Richard M. Osborne will be appointed as a director of PVF by the Board. Mr. Osborne will be appointed to the class of directors with terms expiring at PVF's 2010 annual meeting of stockholders. At all times from and after the date of this Agreement, the Board will appoint, at its sole discretion, all other persons to fill remaining director positions or vacancies on the Board. Mr. Osborne shall receive the normal compensation and benefits paid to directors of PVF and the Bank while he serves as a director thereof. The Effective Date shall be determined in the manner set forth below, and shall be the day following the date that to the reasonable satisfaction of PVF none of the Osborne Parties is a "management official" of LNB Bancorp, Inc. ("LNB") or a "depository institution" subsidiary thereof. Such determination that none of the Osborne Parties is a "management official" of LNB or a "depository institution" subsidiary thereof shall be made when all of the following have occurred: (i) Mr. Osborne shall have delivered to LNB a written irrevocable waiver of his right to designate a nominee and successor nominee to the Board of Directors of LNB, a copy of which Mr. Osborne shall provide to PVF; (ii) PVF shall have received a certificate executed by Mr. Osborne stating that he is not a "management official" of LNB or a "depository institution" subsidiary thereof; and (iii) PVF shall have received certificates executed by each of Mr. Thomas P. Perciak and Mr. Daniel G. Merkel, each of whom currently is serving as a director of LNB Bancorp, Inc., that each such individual does not have any agreement, express or implied, with Mr. Osborne, nor does he have any other obligation, to act on behalf of Mr. Osborne with respect to his responsibilities as a director of LNB or a "depository institution" subsidiary thereof. The terms "management official" and "depository institution" shall have the meanings given to them in 12 C.F.R. Part 563f of the Office of Thrift Supervision Rules and Regulations.

         (b) Concurrently with the appointment of Mr. Osborne as a director of PVF, the board of directors of the Bank will appoint Mr. Osborne as a director of the Bank.

         (c) Subject to any limitation imposed by law or by any regulatory authority having jurisdiction over PVF or the Bank, in the event that any time prior to the scheduled expiration of his initial term as a director, Mr. Osborne is unable to serve as a director, whether because of resignation, removal or otherwise, Mr. Osborne shall be entitled to designate a substitute nominee who is reasonably acceptable to the Board, and PVF shall cause such reasonably acceptable nominee to be appointed to the Board to complete Mr. Osborne's initial term as a director, provided such substitute nominee shall agree to be bound by the provisions of Sections 2 and 3 herein. Notwithstanding the foregoing, if at any time the Osborne Parties do not beneficially own (as determined in accordance with Rule 13d-3 promulgated under the Exchange Act), in the aggregate, at least 1.2% of PVF's outstanding common stock, Mr. Osborne's right to designate such substitute nominee shall terminate.

         2. STANDSTILL

         The Osborne Parties each agree that, beginning as of the date hereof and continuing for Mr. Osborne's initial term as a director of PVF but not to exceed two years from the date of this Agreement (the

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"Standstill Period"), they and their affiliates or associates (as defined in
Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act")) will not (and they will not assist or encourage others to), directly or indirectly, in any manner, without prior written approval of the Board:

         (i) make, or in any way participate in, alone or in concert with others, any "solicitation" of "proxies" to vote (as such terms are used in the proxy rules of the Securities and Exchange Commission promulgated pursuant to
Section 14 of the Exchange Act) or seek to advise or influence in any manner whatsoever any person with respect to the voting of any voting securities of PVF, except pursuant to PVF's publication of its proxy statement;

         (ii) form, join or in any way participate in a "group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of PVF;

         (iii) acquire, offer to acquire or agree to acquire, alone or in concert with others, by purchase, exchange or otherwise, (a) any of the assets, tangible and intangible, of PVF or (b) direct or indirect rights, warrants or options to acquire any assets of PVF;

         (iv) otherwise act, alone or in concert with others (except in his expressing views as a director at meetings of the board of directors or a committee of the board of directors of PVF or the Bank), to seek to offer to PVF or any of its stockholders any business combination, tender or exchange offer, restructuring, recapitalization or similar transaction to or with PVF or otherwise seek, alone or in concert with others to control or change the management, Board or policies of PVF or nominate any person as a director of PVF or the Bank who is not nominated by the then incumbent directors, or propose any matter to be voted upon by the stockholders of PVF;

         (v) make or cause to be made a proposal for consideration by the stockholders of PVF; or

         (vi) announce an intention to do, or enter into any arrangement or understanding with others to do, any of the actions restricted or prohibited under clauses (i) through (v) of this Section 2, or publicly announce or disclose any request to be excused from any of the foregoing obligations of this
Section 2.

         At the 2008 PVF annual meeting of stockholders, the Osborne Parties agree to vote all the shares they collectively beneficially own in favor of the nominees for election or reelection as director of PVF selected by the Board and otherwise to support such director candidates. Thereafter, during the Standstill Period, the Osborne Parties agree to vote all shares of PVF they or any of them beneficially own in favor of the nominees for election or reelection as director of PVF selected by the Board and agree otherwise to support such director candidates.

         Mr. Osborne irrevocably withdraws his demand for a stockholder list and other materials pursuant to Section 1701.37 of the Ohio General Corporation Law or otherwise.

         Any of the Osborne Parties may acquire securities (or beneficial ownership thereof) of PVF provided that such acquisitions are not made in connection with any of the actions prohibited by this Section 2.

         3.     NON-DISPARAGEMENT

         During the Standstill Period, the Osborne Parties agree not to disparage either of the PVF Parties or any officers or directors (including director nominees) of the PVF Parties or their affiliated entities in any public forum, and the PVF Parties agree not to disparage any of the Osborne Parties or any officers of the Osborne Parties or their affiliated entities in any public forum.

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         4.     AUTHORITY

         Each of the Parties which is a corporation or other legal entity and each individual Party executing this Agreement on behalf of a corporation or other legal entity, represents and warrants that: (a) such corporation or other legal entity is duly organized, validly authorized and in good standing, and possesses full power and authority to enter into and perform the terms of this Agreement; (b) the execution and delivery, and performance of the terms of this Agreement have been duly and validly authorized by all requisite acts and consents of the Party or other legal entity and do not contravene the terms of any other obligation to which the corporation or other legal entity is subject; and (c) this Agreement constitutes a legal, binding and valid obligation of each such entity, enforceable in accordance with its terms.

         5.     AMENDMENT IN WRITING

         This Agreement and each of its terms may only be amended, waived, supplemented or modified in a writing signed by the signatories hereto or their respective clients.

         6.     TERMINATION

         (a) This Agreement shall terminate, the Standstill Period shall end immediately and the Parties will have no further obligations hereunder if Mr. Osborne has not been appointed as a director at PVF within 14 days following the date hereof.

         (b) This Agreement shall terminate and the Standstill Period shall end immediately and the Parties shall have no further obligations hereunder upon the receipt by the Secretary of each of PVF and the Bank of written resignations from Mr. Osborne or any substitute nominee he has selected pursuant to Section 1(c) herein from the respective boards of directors of PVF and the Bank, provided that Mr. Osborne also has delivered to the Company and the Bank a written irrevocable waiver of his right to designate a successor nominee pursuant to Section 1(c) herein.

         (c) The provisions of clauses (i) through (vi) of Section 2 of this Agreement (other than the commitment in clause (iv) of Section 2 not to nominate any person as a director of PVF or the Bank, which commitment will not terminate under the circumstances set forth in this Section 6(c)) shall terminate upon a decision by the Board after the date hereof to engage in substantive negotiations with any prospective merger partner or partners identified through a solicitation of indications of interest or otherwise, with respect to (i) any merger, consolidation, reorganization, recapitalization or other transaction or series of related transactions that would result in the acquisition, directly or indirectly, by another person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act), of securities entitling such person or group to exercise at least a majority of the total voting power of PVF in the election of directors (or if PVF is not the surviving or resulting corporation in such a transaction, if the transaction would result in the acquisition, directly or indirectly, by such person or group of securities entitling such person or group to exercise at least a majority of the total voting power of such surviving or resulting corporation), or (ii) the sale of all or substantially all of the PVF's assets (each of the transactions referred to in clauses (i) and (ii) of this Section 6(c) are hereinafter referred to as a "Sale Transaction"). For purposes of this Section 6(c), the parties agree that the term "substantive negotiations" shall not extend to any discussions between PVF and any other party prior to the earlier of the time that such other party has made a written or oral proposal to PVF with respect to a Sale Transaction (specifying price) and PVF has provided non-public business or financial information to such other party.

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         7.     SPECIFIC PERFORMANCE

         The Parties acknowledge and agree that irreparable injury to the other party would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable in damages. Therefore, without prejudice to the rights and remedies otherwise available to it, the Parties agree that each Party hereto (the "Moving Party") shall be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, and the other Parties hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity.

         8.     GOVERNING LAW/VENUE/JURISDICTION

         This Agreement, and the rights and liabilities of the Parties hereto, shall be governed by and construed in accordance with the laws of the State of Ohio without regard to conflict of law provisions.

         9.     COUNTERPARTS

         This Agreement may be executed in counterparts, each of which shall be considered to be an original or true copy of this Agreement. Faxed signatures shall be presumed valid.

         10.    NONWAIVER

         The failure of any one of the Parties to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive the Parties of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

         11.    DISCLOSURE OF THIS AGREEMENT

         The parties contemplate that PVF will file a Form 8-K attaching this Agreement and that there will be no other public comments (except as required by applicable SEC regulations) by the Parties regarding this Agreement other than a press release by PVF mutually agreed upon factually summarizing this Agreement and referring to the Form 8-K filing.

         12.    ENTIRE AGREEMENT

         This Agreement constitutes the full, complete and entire understanding, agreement, and arrangement of and between the Parties with respect to the subject matter hereof and supersedes any and all prior oral and written understandings, agreements and arrangements between them. There are no other agreements, covenants, promises or arrangements between the Parties other than those set forth in this Agreement.

         13.    NOTICE

         All notices and other communications which are required or permitted hereunder shall be in writing, and sufficient if by same-day hand delivery (including delivery by courier) or sent by fax, addressed as follows:

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         If to the PVF Parties:

                Mr. John R. Male
                Chairman of the Board
                30000 Aurora Road
                Solon, Ohio 44139
                Fax: (440) 914-3916

with a copy to:

                Joel E. Rappoport, Esq.
                Kilpatrick Stockton LLP
                607 14th Street, N.W.
                Suite 900
                Washington, DC 20005-2018
                Fax:  (202) 204-5620

         If to the Osborne Parties:

                Mr. Richard M. Osborne
                8500 Station Street, Suite 113
                Mentor, Ohio 44060
                Fax: (440) 255-8645

with a copy to:

                Marc C. Krantz, Esq.
                Kohrman Jackson & Krantz PLL
                One Cleveland Center
                20th Floor
                1375 East Ninth Street
                Cleveland, Ohio 44114-1793
                Fax:  (216) 621-6536

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         IN WITNESS WHEREOF, the Parties hereto have each executed this
Agreement on the date set forth below.

Dated:   September 30, 2008

For Richard M. Osborne:                      For PVF Capital Corp.:


/s/ Richard M. Osborne                   By: /s/ John R. Male
------------------------------               -----------------------------------
Richard M. Osborne                           John R. Male
                                             Chairman of the Board


                                             For Park View Federal Savings Bank:


                                         By: /s/ John R. Male
                                             -----------------------------------
                                             John R. Male
                                             Chairman of the Board

For Richard M. Osborne Trust:

/s/ Richard M. Osborne
----------------------------
Richard M. Osborne
Trustee

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